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                                                                    Exhibit 5


               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111
                                                              617 542 6000
                                                              617 542 2241 FAX

                                           May 17, 2001


Ibis Technology Corporation
32 Cherry Hill Drive
Danvers, Massachusetts 01923

Ladies and Gentlemen:

         We have acted as counsel to Ibis Technology Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of an additional 600,000 shares (the "Shares") of its common stock, $.008 par value per share (the "Common Stock"), to be offered for sale by the Company from time to time under the Ibis Technology Corporation 1997 Employee, Director and Consultant Stock Option Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Articles of Organization and Restated Bylaws, both as currently in effect, such other records of the corporate proceedings of the Company as we deemed relevant, and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued in accordance with the terms of the Plan and any applicable agreements thereto, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

         Our opinion is limited to the federal law of the United States of America and the laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.


                   BOSTON NEW YORK WASHINGTON RESTON NEW HAVEN

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Ibis Technology Corporation
May 17, 2001
Page 2


         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                       Very truly yours,

                       /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                       Mintz, Levin, Cohn, Ferris,
                         Glovsky and Popeo, P.C.